UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  December 17, 2004


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


         Delaware                        1-2691            13-1502798
 (State of Incorporation)      (Commission File Number)   (IRS Employer
                                                         Identification No.)


4333 Amon Carter Blvd. Fort Worth, Texas              76155
 (Address of principal executive offices)           (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01.     Entry into a Material Definitive Agreement.

     The text set forth below under Item 2.03 is incorporated into this Item by this reference.

     American has a number of other commercial relationships with the lenders described in Item 2.03. From time to time, several of the lenders or their affiliates perform investment banking and advisory services for, and furnish general financing and banking services to, American and its affiliates.

Item 2.03.     Creation of a Direct Financial Obligation or an
               Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

     On December 17, 2004, American Airlines, Inc. ("American"), the principal operating subsidiary of AMR Corporation ("AMR"), issued a press release announcing that American has successfully completed the refinancing of its $834 million revolving bank credit facility, which was scheduled to mature in December 2005. On December 17, 2004, American, as the borrower, and AMR, as guarantor, entered into a Credit Agreement with Citicorp USA, Inc., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and a syndicate of banks and financial institutions arranged by Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book-running managers.

     The total amount of the new credit facility is $850 million, which American borrowed in full on December 17, 2004. The credit facility consists of a $600 million senior secured revolving credit facility and a $250 million term loan facility (the "Revolving Facility" and the "Term Loan Facility" , respectively, and collectively, the "Credit Facility"). Advances under either facility can be made, at American's election, as
LIBOR rate advances or base rate advances.   Interest accrues at
the LIBOR rate or base rate, as applicable, plus, in either case, the applicable margin. The applicable margin with respect to the Revolving Facility can range from 3.25% to 5.25% per annum, in the case of LIBOR advances, and from 2.25% to 4.25% per annum, in the case of base rate advances, depending upon the senior secured debt rating of the Credit Facility. Initially, the initial applicable margin with respect to the Revolving Facility is 4.75% per annum, in the case of LIBOR advances, and 3.75% per
annum, in the case of base rate advances.   The applicable margin
with respect to the Term Loan Facility is 5.25% per annum, in the case of LIBOR advances, and 4.25% per annum, in the case of base rate advances.

      The Revolving Facility matures on June 17, 2009. Commitments under the Revolving Facility will be reduced on a quarterly basis over a period of 4.5 years, with 2.5% of the commitments being reduced in each of the first 12 quarters, 0.0% being reduced in each of the 13th through 17th quarters, and 70.0% being reduced in the 18th quarter.

     The Term Loan Facility matures on December 17, 2010. The Term Loan Facility will amortize on a quarterly basis over a period of six years, with 0.25% of the principal payable in each of the first 20 quarters, 0.0% of the principal payable in each of the 21st through 23rd quarters, and 95% of the principal payable in the 24th quarter.

     Optional prepayments of the Revolving Facility are permitted at any time, without premium or penalty. Optional prepayments of the Term Loan Facility made within the first year after the closing of the Credit Facility will be subject to a premium of 1.0% of the aggregate principal amount prepaid. Optional prepayments of the Term Loan Facility are permitted at any time thereafter, without premium or penalty.

     The Credit Facility continues to be secured by the same aircraft collateral as was pledged to secure the prior revolving bank credit facility, as well as an additional 72 aircraft (consisting of McDonnell Douglas MD-80, Boeing 757-200 and Boeing 767-300 model aircraft). The Credit Facility requires periodic appraisals of the current market value of the aircraft and requires American to pledge more aircraft or cash collateral if the loan amount is more than 50% of the appraised value (after giving effect to sublimits for specified categories of aircraft). In addition, the Credit Facility is secured by all of American's existing route authorities between the United States and Tokyo, Japan, together with certain slots, gates and facilities that support the operation of such routes. In addition, AMR's guaranty of the Credit Facility is secured by a pledge of all the outstanding shares of common stock of American.

     The Credit Facility contains a covenant requiring American to maintain unrestricted cash, unencumbered short term investments and amounts available for drawing under committed revolving credit facilities which have a final maturity of at least 12 months after the date of determination, of not less than the amounts specified below for such periods:

            Period Ending               Liquidity
            December 31, 2004           $1.5 billion
            March 31, 2005              $1.5 billion
            June 30, 2005               $1.5 billion
            September 30, 2005          $1.5 billion
            December 31, 2005 (and each
            fiscal quarter thereafter)  $1.25 billion

     In addition, the Credit Facility contains a covenant requiring AMR to maintain, for each period of four consecutive fiscal quarters ending on the dates indicated below, a ratio of cash flow (defined as consolidated net income, before dividends, interest expense, income taxes, depreciation and amortization and rentals, adjusted for certain gains or losses and non-cash items) to fixed charges (comprising interest expense (less capitalized interest) and rentals) of at least the amount specified below for such period:


            Four Quarter Period Ending     Cash Flow
                                         Coverage Ratio
            December 31, 2004              0.90:1.00
            March 31, 2005                 0.85:1.00
            June 30, 2005                  0.85:1.00
            September 30, 2005             0.90:1.00
            December 31, 2005              1.10:1.00
            March 31, 2006                 1.20:1.00
            June 30, 2006                  1.25:1.00
            September 30, 2006             1.30:1.00
            December 31, 2006              1.30:1.00
            March 31, 2007                 1.35:1.00
            June 30, 2007                  1.40:1.00
            September 30, 2007             1.40:1.00
            December 31, 2007              1.40:1.00
            March 31, 2008 (and each
            fiscal quarter thereafter)     1.50:1.00


     The Credit Facility contains customary events of default, including cross defaults to other obligations and certain change of control events. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facility may be accelerated and become due and payable immediately.

Item 9.01    Financial Statements and Exhibits.

        (c)  Exhibits.

                     Exhibit 99.1 Press Release of American dated
                                  December 17, 2004





                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  December 20, 2004






















                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release






























                                        Exhibit 99.1


                              CONTACT:  Al Becker
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE: Friday, Dec. 17, 2004


             AMERICAN AIRLINES SUCCESSFULLY REPLACES
                         CREDIT FACILITY


     FORT WORTH, Texas -- American Airlines today announced that it has successfully completed the closing of a new $850 million credit facility, replacing its $834 million revolving-credit facility which was due to mature next year. Citigroup and J.P. Morgan acted as joint lead arrangers and book runners of the transaction.
     The successful placement of the new $850 million facility, the principal of which is payable over a six-year period, was supported by Merrill Lynch, Credit Suisse First Boston and Goldman Sachs, who served as documentation agents on the facility.
     "The replacement of our credit facility is another important step in building a stronger future for American Airlines under our Turnaround Plan," said James Beer, Senior Vice President and Chief Financial Officer of American. "We were able to accomplish this transaction one year ahead of the facility's maturity date because of the strong support we received from our banks, a very positive response from new investors, and the important progress that our employees have made in transforming our company into a stronger, more vibrant competitor."
     American also received support from other key financial institutions, including CIT, UBS, WestLB and Calyon, who served as senior managing agents for this transaction.
     "We are very pleased by this result, which demonstrates the confidence that the capital markets have in our business plan," Beer said.


                           -- more --


About American Airlines

American Airlines is the world's largest carrier. American, American Eagle and the AmericanConnection regional carriers serve more than 250 cities in over 40 countries with more than 3,800 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 575 destinations in 135 countries and territories. American Airlines, Inc. and American Eagle are subsidiaries of AMR Corporation (NYSE: AMR).

AmericanAirlines, American Eagle, AmericanConnection, AA.com,
AAdvantage and Net SAAvers & Special Offers are marks of American
Airlines, Inc.

                               ###
Current AMR Corp. news releases can be accessed via the Internet:
                The address is: http://www.aa.com